CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Hermes Jets Inc, of our report dated December 30, 2009 on our audit of the financial statements of Hermes Jets Inc. as of December 31, 2008 and the related statements of operations, stockholders’ equity and cash flows from inception September 11, 2008 through December, 2008, and the reference to us under the caption “Experts.”

/s/ Stark Winter Schenkein, & Co., LLP
December 30, 2009
Denver, Colorado